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                           CHROMATICS COLOR SCIENCES
                              INTERNATIONAL, INC.

                                     CONTACT:  Darby S. Macfarlane
                                               5 East 80th Street
                                               New York, New York 10021
                                               Tel: (212) 717-6544
                                               Fax: (212) 717-6675

                                     FOR IMMEDIATE RELEASE
                                     April 28, 1997

                         CHROMATICS REPORTS FDA UPDATE

         CHROMATICS COLOR SCIENCES INTERNATIONAL, INC. (NASDAQ: CCSI) announced on Friday April 25, 1997, that they received a response from the U.S. Food and Drug Administration (FDA) requesting supplemental information and clarification on its premarket notification (510(k)) submission regarding the Company's Colormate III device for the non-invasive monitoring of bilirubin infant jaundice. The Company believes it will be able to respond to the FDA within the required 30-day period; however, if the Company is not able to do so, it will be required to either request an extension or refile the 510(k) submission. The FDA may have further comments or requests based on the Company's responses.

         Except for the historical information contained herein, certain of the matters discussed are forward-looking statements that involve material risks to and uncertainties in the Company's business which may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its long range business plan for various applications for its technologies, the impact of competition, the obtaining of and compliance with regulatory approvals applicable to proposed application of the Company's technology, the management of growth, and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including those set forth in the Form 10-KSB.

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